THIRD AMENDMENT TO NOTE AGREEMENT

THIS THIRD AMENDMENT, dated as of May 6, 2014 (this "Amendment"), to the Amended and Restated Note Purchase and Private Shelf Agreement, dated as of May 25, 2012 (as amended or otherwise modified to date, the "Note Agreement"),  is between Nu Skin Enterprises, Inc., a Delaware corporation (the "Company"), on the one hand, and Prudential Investment Management, Inc. and each of the holders of Notes appearing on the signature pages hereto (collectively "Prudential"), on the other hand.

RECITALS

A.        Pursuant to the request of the Company, the Company and Prudential now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth.

B.        Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

C.        All requirements of law have been fully complied with and all other acts and things necessary to make this Amendment a valid,  legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW,  THEREFORE,  upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in Section 3 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and Prudential  do hereby agree as follows:

Section 1          Amendment  to Note Agreement.

1.1        Section 10.10 of the Note Agreement is hereby amended and restated, effective as of January 1, 2014, to read as follows:

10.10    Limitation  on Restricted  Payments.

The Company will not, and will  not permit any Restricted Subsidiary to, at any time declare or make,  or become required to declare or make, any Restricted Payment unless after giving effect thereto:  (i) the aggregate amount of all Restricted Payments declared or made after June 30, 2012 does not exceed the sum of (a) $100,000,000, plus (b) 100% of (x) the aggregate  amount of Cash Flow from Operations for the period commencing on July 1, 2012 and terminating at the end of the last fiscal quarter immediately preceding the date of any proposed Restricted Payment minus (y) the aggregate amount of all Capital Expenditures during such period (the sum of  the immediately preceding clauses (a) and (b) at any time being referred to as the "Cash Flow Allowance"),  provided that (1) during the quarter ended March 31, 2014 the aggregate amount of all Restricted Payments declared or made after June 30, 2012 may exceed the applicable  Cash Flow Allowance by up to $50,000,000,  (2) during the quarter ended June 30, 2014 the aggregate amount of all Restricted Payments declared or made after June 30, 2012 may exceed the applicable Cash Flow Allowance by up to $100,000,000, and (3) during the quarter ended September 30, 2014 the aggregate amount of all Restricted Payments declared  or made after June 30, 2012 provided herein;
provided, however, that no such amendment need be provided for any  Material Credit Facility if similar language is already included in such other Material Credit Facility.

Section 4         Miscellaneous.

4.1       This Amendment may be executed in any number of counterparts, each counterpart constituting an original, but all together only one agreement.  Delivery of executed counterparts of this Amendment by telefacsimile or other secure electronic format (pdf) shall be effective as an original.

4.2       The amendments, limited waiver and other modifications set forth in this Amendment shall be limited precisely as written and  shall not be deemed to be (a) an amendment, consent or waiver of any other terms or conditions of the Note Agreement or any other document related to the Note Agreement, or (b) a consent to any future amendment, consent or waiver.  Except as expressly set forth in this letter, the Note Agreement and the other Transaction  Documents shall continue in full force and effect.

4.3       This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York, excluding choice-of- law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

[Signature pages follow.]

IN WITNESS  WHEREOF,  the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

NU SKIN ENTERPRISES, INC.

By:      /s/ Ritch N. Wood
Name:    Ritch N. Wood
Its:      Chief Financial Officer

PRUDENTIAL INVESTMENT MANAGEMENT,  INC.

By:     /s/ David Levine
Its:     Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                                  By:     /s/ David Levine
                                                  Its:     Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

                                                  By:     /s/ David Levine
                                                  Its:     Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

                                                  By:     /s/ David Levine
                                                  Its:     Vice President

PRUCO LIFE INSURANCE  COMPANY

By:     /s/ David Levine
Its:     Vice President

MTL INSURANCE   COMPANY

By:              Prudential Private Placement
Investors, L.P., as investment advisor

By:         Prudential Private Placement
Investors, Inc., as its general partner

By:     /s/ David Levine
Its:     Vice President

GIBRALTAR  LIFE INSURANCE  CO., LTD.

By:         Prudential Investment Management
(Japan), as investment manager

By:	Prudential Investment Management, Inc., as sub-adviser

By:     /s/ David Levine
Its:     Vice President